Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Champps Entertainment, Inc. (f/k/a Unique Casual Restaurants, Inc.) on Form S-8 of our report dated October 1, 1999, appearing in the Annual Report on Form 10-K of Champps Entertainment, Inc. (f/k/a Unique Casual Restaurants, Inc.) for the year ended June 27, 1999.




DELOITTE & TOUCHE LLP

/S/ Deloitte & Touche LLP

Boston, Massachusetts
November 2, 1999